Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

(Not to be Used for Signature Guarantee)

To Tender Shares of Common Stock

of

INTEGRATED SILICON SOLUTION, INC.

Pursuant to its Offer to Purchase dated December 3, 2007

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL

EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 3, 2008,

UNLESS THE OFFER IS EXTENDED.

As set forth in Section 3 of the Offer to Purchase (as hereinafter defined), this Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as hereinafter defined) if (a) certificates evidencing shares of common stock, par value $0.0001 per share (the “Shares”), of Integrated Silicon Solution, Inc., a Delaware corporation (“ISSI”), are not immediately available or cannot be delivered to the Depositary by the Expiration Date (as defined in the Offer to Purchase), (b) the procedure for book-entry transfer described in the Offer to Purchase and the related Letter of Transmittal cannot be completed on a timely basis or (c) time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal, to reach the Depositary prior to the Expiration Date. All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Offer to Purchase.

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, mail or overnight courier to the Depositary on or before the Expiration Date. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

Mellon Investor Services

By Mail: Mellon Investor Services Attn: Reorganization Dept. 27th Flr. P.O. Box 3301 South Hackensack, NJ 07606	By Overnight Delivery: Mellon Investor Services Attn: Reorganization Dept. 27th Flr. 480 Washington Boulevard Mail Drop - Reorg Jersey City, NJ 07310	By Hand: Mellon Investor Services Attn: Reorganization Dept. 27th Flr. 480 Washington Boulevard Mail Drop - Reorg Jersey City, NJ 07310

By Facsimile: (For Eligible Institutions Only) (412) 209-6443 (Confirm Receipt of Notice of Facsimile:) (201) 680-4860

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO ISSI OR THE DEALER MANAGER WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO DTC DO NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to Integrated Silicon Solution, Inc. (“ISSI”), upon the terms and subject to the conditions described in the Offer to Purchase dated December 3, 2007 (the “Offer to Purchase”), and in the related Letter of Transmittal (which together, as each may be supplemented or amended from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number (indicated herein) of shares of ISSI’s common stock, par value $0.0001 per share (the “Shares”), pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

NUMBER OF SHARES TO BE TENDERED:                        SHARES

CONDITIONAL TENDER

(See Instruction 14 of the Letter of Transmittal)

A stockholder may tender his or her Shares subject to the condition that a specified minimum number of the stockholder’s Shares tendered pursuant to the Letter of Transmittal must be purchased if any Shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Any stockholder desiring to make a conditional tender must so indicate in the box captioned “Conditional Tender” below. It is the tendering stockholder's responsibility to determine the minimum number of Shares to be purchased.

Conditional Tender. Unless the following box has been checked and a minimum specified, the tender will be deemed unconditional:

☐	Conditional Tender. The minimum number of Shares that must be purchased, if any are purchased, is Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, ISSI may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have properly tendered all of his or her Shares and checked the box below:

☐	The tendered Shares represent all Shares held by the undersigned.

Name(s) of Record Holder(s):
(Please Type or Print)

Certificate No(s).:

Address(es):
(Include Zip Code)

Daytime Area Code and Telephone No.:

Taxpayer ID No(s). or Social Security No(s).:

If Shares will be delivered by book-entry transfer, provide the following information:

Account Number:

Date:

Signature(s):

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Institution”), guarantees the delivery to the Depositary of the Shares tendered, in proper form for transfer, or a confirmation that the Shares tendered have been delivered pursuant to the procedure for book-entry transfer described in the Offer to Purchase into the Depositary’s account at DTC, together with a properly completed and duly executed Letter of Transmittal, or an Agent’s Message in the case of a book-entry transfer, and any other required documents, all within three business days of this date.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing Shares to the Depositary within the time period set forth herein. Failure to do so could result in a financial loss to the Eligible Institution.

Name of Firm	Authorized Signature

Address	Title

Zip Code	Name:

(Please Type or Print)

Area Code and Tel. No.	Dated:

NOTE:	DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. CERTIFICATES FOR SHARES SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.